UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2006

Roaming Messenger, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-13215	30-0050402
(Commission File Number)	(I.R.S. Employer
Identification No.)

50 Castilian Dr. Suite A, Santa Barbara, California	93117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 683-7626

(Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document:  4

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]    Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Not Applicable.

SECTION 2. FINANCIAL INFORMATION

Not Applicable.

SECTION 3. SECURITIES AND TRADING MARKETS

Not Applicable.

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Not Applicable.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 15, 2006, Jonathan Lei resigned as the Chairman, Chief Executive Officer, President, Chief Financial Officer, and Corporate Secretary of the Company for personal reasons. A copy of his resignation letter is attached to this Report on Form 8-K as an Exhibit. Mr. Lei’s letter does not indicate, and the Company is not aware of, any disagreements between the Company and Mr. Lei. A copy of this Report on Form 8-K is simultaneously being provided to Mr. Lei for his review and, if he submits additional correspondence to the Company after his review of this Report, the Company will file an amendment to this Report within two business days after receipt of such correspondence with a copy of the correspondence attached as an Exhibit.

Jonathan Lei has accrued a total of $237,980 in salary on the Company’s balance sheet since August 1999. This amount has been audited by the Company’s auditors and reported in the Company’s 10Q-SB and 10K-SB filings. The Company and Mr. Lei have agreed to convert his accrued salary into a promissory note bearing simple interest at a rate of five percent (5%) per annum payable on demand on or before October 31, 2008, in lieu of paying the accrued salary upon Mr. Lei’s resignation. The Company has also agreed to enter into a one year consulting letter agreement with Mr. Lei in order to ease the transition to new management. Pursuant to the terms of the agreement, Mr. Lei will receive $12,500 per month in consideration for providing ongoing strategic planning and advisory services to the Company including, but not limited to, business planning, financial planning, product planning, and management consulting services.

The Company’s Board of Directors has appointed Louie Ucciferri to replace Jonathan Lei as Chairman of the Board of Directors and has appointed Harinder Dhillon and Kin Ng to fill the vacancies on the Board of Directors created by the resignation of Tom M. Djokovich in February 2006 and the resignation of Jonathan Lei.

The Company has appointed Harinder Dhillon, the current President of the Company’s wholly owned subsidiary, as the President and Chief Executive Officer of the Company and Louie Ucciferri, a director of the Company, as the new Corporate Secretary and Acting Chief Financial Officer of the Company.

The following paragraphs summarize the background and qualifications of the new officers and directors.

Louie Ucciferri, age 45, is currently the Chief Executive Officer of Regent Capital Group, a National Association of Securities Dealers, Inc. (“NASD”) registered broker dealer dedicated to real estate investments. From 1995 to 2004, Mr. Ucciferri served as the President of Westlake Financial Architects, an investment-banking firm he founded in 1995 to provide financial and investment advisory services to early stage companies. He has raised investment capital for both private and public companies and has created liquidity for investors in the form of public offerings. Since November 1998, he has also served as President of Camden Financial Services, a NASD registered broker dealer that serves as the dealer manager for a real estate company that has raised in excess of $150 million in equity capital for the acquisition of commercial office properties in southern California and Arizona.

In consideration for his agreement to serve as the Chairman, Acting Chief Financial Officer, and Corporate Secretary of the Company, the Company and Mr. Ucciferri have entered into a one year letter agreement, effective October 16, 2006, pursuant to which Mr. Ucciferri will receive a monthly retainer of $2,500 and stock options to purchase 2,500,000 shares of the Company’s common stock under the Company’s 2003 Stock Option Plan at an exercise price of $0.01, per share, the fair market value of the Company’s stock on the date of the grant. The options vest 1/12 per month over a 12 month period and are exercisable for a period of four years from the date of vesting of the last options to vest pursuant to the option agreement, but no longer than ten (10) years from the date of grant of the options.

Harinder Dhillon, age 33, has been the President of the Company’s wholly owned subsidiary since August 2005 and was the Vice President of Operations of the Company from October 2001 to August 2005. Mr. Dhillon joined the Company in July 2000. Prior to joining the Company, from 1993 to 1998, Mr. Dhillon served as the Chief Information Officer of Informax Data Systems, an enterprise systems integrator headquartered in Southern California. He has designed, managed, and led the development and deployment of multi-million dollar enterprise Internet, Intranet and integration projects for Fortune 500 companies and various government units. His client list included Department of Justice, Immigration and Naturalization Services, US Navy, US Air Force, and the City of Los Angeles. His projects included enterprise work flow automation, real-time field services, infrastructure build out, and network and systems integration. Mr. Dhillon received a Bachelor degree in Electrical and Computer Engineering from the University of California at Santa Barbara in 1996.

In addition to the compensation Mr. Dhillon currently receives for his services as the President of the Company’s wholly owned subsidiary, the Company has agreed to grant to Mr. Dhillon stock options to purchase 8,000,000 shares of the Company’s common stock under the Company’s 2003 Stock Option Plan at an exercise price of $0.01, per share, the fair market value of the Company’s stock on the date of the grant, effective October 16, 2006 in consideration for Mr. Dhillon’s agreement to serve as a director, Chief Executive Officer, and President of the Company. The options vest 1/48 per month over a 48 month period and are exercisable for a period of four years from the date of vesting of the last options to vest pursuant to the option agreement, but no longer than ten (10) years from the date of grant of the options. The option agreement will terminate if Mr. Dhillion resigns, is removed, or otherwise ceases to be Chief Executive Officer and President of the Company. Certain terms and conditions of Mr. Dhillon’s appointment are still being discussed and have not yet been determined.

As additional compensation, Mr. Lei has agreed to grant to Mr. Dhillon the option to purchase 8,000,000 shares of the Company’s common stock owned by Mr. Lei at a purchase price of $0.005 per share. Mr. Dhillon has 90 days from October 16, 2006 to exercise this option.

Kin Ng, age 37, has been a real estate broker and mortgage loan broker at Signal Financial Solutions since 2000. He specializes in real estate sale, purchase, lease and management. Prior to that, he had a career in the airline industry. From 1998 to 2000, he was the Airport Operations Supervisor for China Southern Airlines, prior to which he held various positions for Delta Airlines and American Trans Air. Mr. Ng received a Bachelor of Science degree in 1993 from the School of Hospitality Management at California State Polytechnic University at Pomona.

In consideration for his agreement to serve as a director of the Company, the Company and Mr. Ng have entered into a one year letter agreement, effective October 16, 2006, pursuant to which Mr. Ng will receive stock options to purchase 1,000,000 shares of the Company’s common stock under the Company’s 2003 Stock Option Plan at an exercise price of $0.01, per share, the fair market value of the Company’s stock on the date of the grant. The options vest 1/12 per month over a 12 month period and are exercisable for a period of four years from the date of vesting of the last options to vest pursuant to the option agreement, but no longer than ten (10) years from the date of grant of the options.

SECTION 6. ASSET BACKED SECURITIES

Not Applicable.

SECTION 7. REGULATION FD DISCLOSURE

Not Applicable.

SECTION 8. OTHER EVENTS

Not Applicable.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a) Financial Statements of Business Acquired

Not Applicable.

(b) Pro Forma Financial Information

Not Applicable.

(c) Exhibits

1.	Letter, dated October 15, 2006, from Jon Lei addressed to Roaming Messenger, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROAMING MESSENGER, INC.
(Registrant)

Date: October 17, 2006

           \s\ Louie Ucciferri
Louie Ucciferri, Chairman